                                                                   Exhibit 10.33

                             SPLIT-DOLLAR AGREEMENT


         THIS SPLIT-DOLLAR AGREEMENT (hereinafter referred to as "this Agreement") is made and entered into to be effective for all purposes as of December 31, 1998, by and between 2CONNECT EXPRESS, INC. (hereinafter referred to as "the Corporation"), a Florida corporation, with its principal office and place of business in Pinellas County, Florida, and JAMES L. RALPH (hereinafter referred to as "the Employee"), an individual residing in Pinellas County, Florida.

                              W I T N E S S E T H:

         WHEREAS, the Employee is employed by the Corporation; and

         WHEREAS, the Employee desires to provide life insurance protection for the Corporation during the term of this Agreement in the event of his death, and has obtained such protection, under a policy of life insurance insuring his life (hereinafter referred to as "the Policy"), true and accurate excerpts of which are attached hereto as Exhibit "A", and which has been issued by Provident Mutual Life Insurance Company (hereinafter referred to as "the Insurer"); and

         WHEREAS, during the term of this Agreement, the Corporation is willing to pay all of the premiums due on the Policy from time to time as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

         WHEREAS, the Employee is the owner of the Policy and, as such, possesses all incidents of ownership in and to the Policy; and

         WHEREAS, during the term of this Agreement, the Corporation desires to be entitled to the death benefit described in Section 1 hereinbelow with respect to the Policy by virtue of a direct assignment of such death benefit by the Employee, in order to comply with the terms of that certain Employment Agreement between the Corporation and the Employee, the same being effective as of December 31, 1998; and

         WHEREAS, the Corporation and the Employee acknowledge and agree that all of the foregoing statements are true and accurate, and that such statements constitute integral parts of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PURCHASE OF POLICY.

            a. The Employee has purchased the Policy from the Insurer, and the Policy has a total face amount of $1,100,000




                                  Page 1 of 9
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(hereinafter referred to as "the Death Benefit"). The parties have taken all necessary actions to cause the Insurer to issue the Policy, and shall take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the direct assignment of the Death Benefit (hereinafter referred to as "the Assignment") in favor of the Corporation with respect to the Policy filed with the Insurer.

            b. The Policy constitutes a permanent life insurance policy. The Death Benefit will cause the annual premium for the Policy to exceed the annual cost of term life insurance protection on the life of the Employee by $10,000 (hereinafter referred to as "Excess Premium"). Each Excess Premium shall be credited to the cash surrender value of the Policy. The net cash surrender value of the Policy (i.e., the total cash surrender value less any loans with respect to the Policy obtained by the Employee) shall at all times be and remain the sole and exclusive property of the Employee. Each Excess Premium, as well as all earnings thereon, shall be set aside for the sole benefit of the Employee, and shall at all times be and remain the sole and exclusive property of the Employee.

         2. OWNERSHIP OF POLICY. The Employee shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted pursuant to the terms of the Policy. The Corporation shall not borrow against the Policy.

         3. POLICY DIVIDENDS. The Policy does not, and will not, generate policy dividends.

         4. PAYMENT OF PREMIUMS. During the term of this Agreement, on or before the due date of each premium with respect to the Policy, or within the grace period provided by the Policy, the Corporation shall pay the full amount of such premium to the Insurer, and shall, upon request by the Employee, promptly furnish the Employee with evidence of the timely payment of such premium. Upon the termination of this Agreement, the Corporation shall not be obligated to pay any premiums attributable to periods of time occurring subsequent to the effective date of such termination.

         5. NO REIMBURSEMENT FROM EMPLOYEE/TAXATION OF THE EMPLOYEE. The parties acknowledge that each annual premium for the Policy shall be the sum of Excess Premium and an amount equal to the annual cost of term life insurance protection on the life of the Employee, for each calendar year, or portion thereof, comprising the term of this Agreement. For the purpose of this Section 5, "the annual cost of term life insurance protection on the life of the Employee" shall equal the PS 58 rate set forth in Rev. Rul. 55-747 (or the corresponding applicable provision of any subsequent Revenue Ruling). The Corporation shall not seek from the Employee any reimbursement for Excess Premium, for the annual cost of term life insurance protection on the life of the Employee, or for any other amount directly or





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indirectly related to the annual premium for the Policy (hereinafter collectively referred to as "the Reimbursement Arrangement"). As a result of the Reimbursement Arrangement, the Employee will be required to recognize taxable income in an amount equal to Excess Premium attributable to each taxable year of the Employee; consequently, the Corporation shall pay to the Employee a cash bonus equal to a net amount that is sufficient to pay the Employee's income taxes attributable to the Reimbursement Arrangement and the Employee's income taxes attributable to such cash bonus. Such income taxes shall be derived by utilizing the Employee's highest marginal income tax rate. The Employee shall, on an annual basis, provide the Corporation with a statement of the amount of income reportable by the Employee for federal and state income tax purposes as a result of the Reimbursement Arrangement. The Corporation shall, on an annual basis, pay to the Employee the aforesaid cash bonus on or before April 15 of each calendar year.

         6. DIRECT ASSIGNMENT. To secure the right of the Corporation to receive the Death Benefit pursuant to Section 8.a. hereinbelow, the Employee has assigned, or shall contemporaneously with the execution of this Agreement assign, the Death Benefit to the Corporation via direct assignment, by properly executing the Assignment. The Assignment shall not be terminated, altered or amended by the Employee, without the prior written consent of the Corporation. The parties agree to take all actions necessary to cause the Assignment to conform to the provisions of this Agreement.

         7. EMPLOYEE'S RIGHTS IN POLICY.

            a. The Employee shall be entitled to transfer and borrow against the Policy, and shall be entitled to change the beneficiary designation provision thereof to the extent such transfer, borrowing, or change does not affect the Corporation's right to receive the Death Benefit during the term of this Agreement; provided, however, the Employee shall not surrender or cancel the Policy during the term of this Agreement without the prior written consent of the Corporation.

            b. The Employee shall have the right to absolutely and irrevocably give to a donee all of his right, title and interest in and to the Policy, subject to the Assignment. The Employee may exercise this right by executing a written transfer of ownership in the form used by the Insurer for irrevocable gifts of insurance policies, and by delivering such form to the Corporation. Upon receipt of such form, executed by the Employee and duly accepted by the donee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Employee's donee as the sole owner of all of the Employee's right, title and interest in and to the Policy, subject to this Agreement and the Assignment. Thereafter, the Employee shall have no right, title or interest in and to the Policy and all such rights shall be vested in and exercisable only by such donee.



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         8. COLLECTION OF DEATH BENEFIT.

            a. During the term of this Agreement, upon the death of the Employee, the Corporation shall have the unqualified right to receive the Death Benefit. The Employee's designated beneficiary or beneficiaries shall have the unqualified right to receive any and all amounts in excess of the Death Benefit, including the net cash surrender value and the remaining balance of each Excess Premium. The parties agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

            b. Upon the death of the Employee, in the event the Employee is not employed by the Corporation as of his date of death, regardless of the reason or reasons with respect to the absence of such employment, or in the event this Agreement has been terminated for any reason whatsoever prior to the death of the Employee, the Employee's designated beneficiary or beneficiaries shall have the unqualified right to receive the Death Benefit, as well as the net cash surrender value and the remaining balance of each Excess Premium; moreover, the Corporation shall not have any rights or interest with respect to the foregoing items. The parties agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

            c. The Corporation's receipt of the Death Benefit pursuant to the provisions of Section 8.a. hereinabove shall be in full and complete satisfaction of the amounts due to the Corporation pursuant to this Agreement.

            d. If necessary, the Corporation and the beneficiary or beneficiaries designated by the Employee shall cooperate to collect the Death Benefit.

         9. TERMINATION OF THE AGREEMENT DURING THE EMPLOYEE'S LIFETIME.

            a. This Agreement shall terminate, during the Employee's lifetime, upon the occurrence of any of the following events:

                (i) total cessation of the Corporation's business;

                (ii) bankruptcy, receivership, or dissolution of the Corporation; or

                (iii) termination of the Employee's employment with the Corporation, for any reason other than his death.

            b. In the event this Agreement is terminated for any reason whatsoever during the Employee's lifetime, the Corporation shall release the Assignment as of the effective date of such termination in accordance with
Section 10 hereinbelow.




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         c. In the event any premium, or any portion thereof, with respect to the Policy is unpaid in whole or in part at the time of any termination of this Agreement, said premium shall be paid by the Corporation prior to the effective termination date.

         10. DISPOSITION OF THE POLICY ON TERMINATION OF THIS AGREEMENT DURING EMPLOYEE'S LIFETIME. During the thirty (30) day period immediately succeeding the date of the termination of this Agreement during the Employee's lifetime for any reason whatsoever, the Employee shall be entitled to obtain a release of the Assignment. Furthermore, in his sole discretion, the Employee, at his sole expense, shall be entitled to keep the Policy in force by paying the premiums attributable to periods of time occurring subsequent to such effective termination date. The Corporation shall release the Assignment by the execution and delivery of an appropriate instrument of release satisfactory to the Employee and the Insurer, and such release shall terminate the Corporation's right to receive the Death Benefit.

         11. INSURER NOT A PARTY. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Death Benefit provided by the Policy to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy and the Assignment, and by dealing with Excess Premium and the net cash surrender value of the Policy pursuant to the instructions of the Employee during his lifetime, or of the Employee's designated beneficiary or beneficiaries after his death. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the Assignment, as executed by the Employee and filed with the Insurer in connection herewith.

         12. NAMED FIDUCIARY, DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION.

            a. The Corporation is hereby designated as the named fiduciary under this Agreement. The Corporation, as the named fiduciary, shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

            b. Any person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as "the Claimant") may file a written notice with the Corporation setting forth his or her claim (hereinafter referred to as "the Claim").




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

            c. Upon the receipt of the Claim, the Corporation shall advise the Claimant that a reply (hereinafter referred to as "the Reply") will be forthcoming within ninety (90) days after said receipt and shall, in fact, deliver the Reply within such period. The Corporation may, however, extend the aforesaid period for an additional thirty (30) days for reasonable cause.

            d. If the Claim is denied in whole or in part, the Corporation shall forward to the Claimant the Reply, which shall contain the following information: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the Claim for review; and
(v) the time limits for requesting a review in accordance with Section 12.e. hereinbelow. The Reply shall be written in language designed to be understood by the Claimant.

            e. Within sixty (60) days after the receipt by the Claimant of the Reply, the Claimant may request in writing that the Corporation review and reconsider the determination set forth in the Reply. The Claimant, or the Claimant's duly authorized representative, shall review the pertinent documents and submit issues and comments in writing (hereinafter collectively referred to as "the Comments") for consideration by the Corporation within such sixty (60) day period. If the Claimant does not request a review of the Corporation's determination set forth in the Reply by submitting the Comments within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the Corporation's determination.

            f. Upon receipt of the Comments, the Corporation shall deliver its written decision ("the Final Decision") to the Claimant within thirty (30) days after said receipt. The Corporation may, however, extend the aforesaid period for an additional ten (10) days for reasonable cause. The Final Decision shall be written in language designed to be understood by the Claimant. In the event the Claimant disagrees with the Final Decision, in whole or in part, the Claimant and the Corporation shall attempt to settle the dispute through mediation or negotiation. If such mediation or negotiation is unsuccessful, the Claimant and the Corporation shall then be entitled to seek formal legal redress, including litigation.

         13. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective permitted successors or assigns, and may not be otherwise terminated except as provided herein.

         14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and





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

assigns, and the Employee, and his successors, assigns, heirs, executors, administrators, legal representatives, personal representatives, and beneficiaries.

         15. HEADINGS. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

         16. TIME OF ESSENCE. All times and dates in this Agreement shall be of the essence.

         17. ENTIRE AGREEMENT. This Agreement, which includes the Exhibits, contains all representations and the entire understanding and agreement between the parties. Correspondence, memoranda or agreements, whether written or oral, originating before the date of this Agreement are replaced in total by this Agreement unless otherwise specifically stated. The term "this Agreement" shall include the Exhibits, the Policy, and the Assignment referred to in Section 6 hereinabove; furthermore, such documents are deemed an integral part of this Agreement, and are hereby incorporated by reference and made a part hereof.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The state courts of Florida shall have exclusive jurisdiction over any judicial proceeding relating to any dispute arising out of the interpretation, performance or breach of this Agreement.

         19. SEVERABILITY. If any part of this Agreement is determined to be illegal or unenforceable, all other parts shall be given effect separately and shall not be affected.

         20. NOTICES. Notices and communications given under this Agreement, and notices and communications that are required to be given pursuant to this Agreement, shall be in writing and shall either be delivered personally or delivered by certified mail, return receipt requested, postage prepaid. Notices and communications shall be effective upon receipt except as otherwise provided herein. Notices and communications shall be directed to the parties at the following addresses:

         If to the Corporation:             2Connect Express, Inc.
                                            2055 Lake Ave. S.E.
                                            Suite A
                                            Largo, Florida 33771

         If to the Employee:                James L. Ralph
                                            2055 Lake Ave. S.E.
                                            Suite A
                                            Largo, Florida 33771




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


Any party may change such party's address for purposes of this Agreement by giving written notice of the new address to the other party in accordance with any medium described hereinabove. Rejection or other refusal to accept delivery, or the inability to deliver because of changed address of which no notice was given, shall cause the notice or communication to be effective when sent.

         21. GENDER AND NUMBER. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

         22. ADDITIONAL DOCUMENTS. Each party agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions of this Agreement.

         23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         24. NONWAIVER. No assent or waiver, express or implied, of any breach of any one or more of the covenants, conditions or provisions of this Agreement shall be deemed a waiver of any subsequent breach, or a waiver of any other covenant, condition or provision of this Agreement.

         25. INTERPRETATION. The language used in this Agreement shall not be construed in favor of or against any party, but shall be construed as if all of the parties prepared this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

         26. ATTORNEYS' FEES. In the event of any legal or equitable proceeding for enforcement of any of the terms or conditions of this Agreement, or in the event of any disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such action or with respect to such dispute, breach, default, or misrepresentation, or the nondismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs of defense or enforcement paid or incurred in good faith. For the purposes of this Agreement the term "prevailing party" shall be deemed to be the party that obtains substantially the result sought, whether by settlement, dismissal or judgment. For the purposes of this Agreement, the term "attorneys' fees and costs" shall include, without limitation, the actual attorneys' fees incurred in retaining counsel for advice, suit, appeal, or any other legal proceedings (including mediation and arbitration).



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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date or dates set forth hereinbelow to be effective for all purposes as of the Effective Date.


                                        2CONNECT EXPRESS, INC.




/s/ Charles Eugene Wolf                 By: /s/ Robert L. McGinnis
----------------------------------          ----------------------------------
Signature of Witness                        Robert L. McGinnis, as its
                                            Chief Executive Officer

Charles Eugene Wolf
----------------------------------
Printed Name of Witness                 Date: 2/10/99



/s/ Dulci Seaver
----------------------------------
Signature of Witness

Dulci Seaver
----------------------------------
Printed Name of Witness



/s/ Charles Eugene Wolf                 By: /s/ James L. Ralph
----------------------------------          ----------------------------------
Signature of Witness                        James L. Ralph, as its
                                            President

                                        Date: 2/10/99
Charles Eugene Wolf
----------------------------------
Printed Name of Witness



/s/ Dulci Seaver
----------------------------------
Signature of Witness

Dulci Seaver
----------------------------------
Printed Name of Witness



/s/ Dulci Seaver                           /s/ Robert L. McGinnis
----------------------------------         -----------------------------------
Signature of Witness                       Robert L. McGinnis, individually

                                        Date: 2/10/99

Dulci Seaver
----------------------------------
Printed Name of Witness



/s/ Charles Eugene Wolf
----------------------------------
Signature of Witness


Charles Eugene Wolf
----------------------------------
Printed Name of Witness

               INSURED   James L. Ralph
                                                  12/17/1998   POLICY ISSUE DATE
         POLICY NUMBER   9,082,025
                                                  35, Male     ISSUE AGE AND SEX
           FACE AMOUNT   $1,100,000.00
                                                  12/17/1998   POLICY DATE
         DEATH BENEFIT   Option B







PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA agrees:

         o To pay the Beneficiary of this Policy the Insurance Proceeds upon receiving due proof of the Insured's death;

         o To provide you (the Policy Owner) with the other rights and benefits of this Policy.

These agreements are subject to the provisions of this Policy.

The amount of the Death Benefit or the duration of the insurance coverage, or both, may be variable or fixed, as described on page 9.

The portion of the Policy Account Value that is in a Separate Account may increase or decrease, depending upon the unit value of such Separate Account, which in turn depends upon the investment experience of the corresponding portfolio of a designated investment company. The investment options for this Policy are described on page 6. There is no guaranteed minimum for the portion of your Policy Account Value is the Separate Accounts.

The portion of the Policy Account Value that is in the Guaranteed Account and the Loan Account will accumulate after deductions, at rates of interest we determine. Such rates will not be less than 4% a year.

Please read this Policy with care. A guide to its provisions is on the last page. A description is on page 2. Any additional benefit riders and a copy of the Application are included in this Policy after page 19.

This is a legal contract between the Owner and Provident Mutual Life Insurance Company of Philadelphia.

RIGHT TO EXAMINE POLICY. You may examine this Policy and if for any reason you are not satisfied with it, you may cancel it by returning the Policy to us with a written request no later than: (a) 30 days after you receive it; (b) or 45 days after Part I of the Application was signed. All you have to do is take this Policy or mail it to our Home Office at 1600 Market Street, Philadelphia, Pennsylvania 19103, or to one of our offices or to the representative who sold it to you. If you do this, we will refund an amount equal to: (a) the difference between the premiums you paid (including any fees and charges) and the sum of the amounts allocated to the Guaranteed Account and the Separate Accounts; plus (b) the value of the amounts allocated to the Guaranteed Account including any interest accumulated to the date you return the Policy to us; plus (c) the value of the amounts allocated to the Separate Accounts including the net investment experience of such Separate Accounts to the date you return the Policy to us; plus (d) any fees or charges imposed on the amounts allocated to the Guaranteed Account or the Separate Accounts.

Attest

                                                 /s/ Robert W. Kloss

                                         President and Chief Executive Officer

         Registrar


          Flexible Premium Adjustable Variable Life Insurance Policy.
        Insurance Proceeds payable upon death before Final Policy Date.
               Policy Account Value payable on Final Policy Date.
                            Adjustable Death Benefit.
       Values provided by this Policy are based on declared interest rates of the Guaranteed and Loan Accounts on the
                investment experience of the Separate Accounts.
                                 Participating.


For Inquiries, Information and Resolution of Complaints Call: 1-800-262-9273


                                                                     Exhibit "A"

Form C126(FL)

                                POLICY SCHEDULE



       INSURED   James L. Ralph

 POLICY NUMBER   9,082,025                        12/17/1998   POLICY ISSUE DATE

   FACE AMOUNT   $1,100,000.00                    35, Male     ISSUE AGE AND SEX

 DEATH BENEFIT   Option B                         12/17/1998   POLICY DATE

 PREMIUM CLASS   NONSMOKER                        12/17/2063   FINAL POLICY DATE



                                    BENEFITS
                                    --------


FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

        INITIAL FACE AMOUNT     $1,100,000.00


Rider - DISABILITY WAIVER OF PREMIUM BENEFIT          $1,127.59 MONTHLY

Rider - CHANGE OF INSURED








This Policy provides life insurance coverage on the Insured until the final policy date, provided the Net Cash Surrender Value is sufficient to cover the deductions for the cost to that date of the benefits of this Policy and of any riders. You may have to pay more than the premiums shown below to keep this Policy and coverage in force to that date, and to keep any additional riders in force.



MINIMUM INITIAL PREMIUM -                   $837.16

PLANNED PERIODIC PREMIUM -                  $1,127.59 PAYABLE MONTHLY

MINIMUM ANNUAL PREMIUM -                    $5,022,96

MINIMUM FACE AMOUNT -                       $100,000.00 AFTER 10TH POLICY YEAR

MINIMUM PAYMENT -                           $25.00

PARTIAL WITHDRAWAL - MINIMUM AMOUNT         $1,500.00

TRANSFERS - MINIMUM AMOUNT                  $500.00

POLICY LOAN - FIXED                         6.00% POLICY LOAN INTEREST RATE



                   MINIMUM LOAN AMOUNT - $500.00







Form C126